UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2024

PROVIDENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31566	42-1547151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 Washington Street, Jersey City, New Jersey 07302

(Address of principal executive offices) (Zip Code)

(732) 590-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Pursuant to the previously announced offering of $225.0 million aggregate principal amount of 9.00% Fixed-to-Floating Rate Subordinated Notes due 2034 (the “Notes”) to be issued by Provident Financial Services, Inc. (the “Company”), the Company and Wilmington Trust, National Association, as trustee entered into an Indenture dated as of May 13, 2024 (the “Base Indenture”) and a First Supplemental Indenture dated as of May 13, 2024 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes bear interest at an initial rate of 9.00% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2024. The last interest payment date for the fixed rate period will be May 15, 2029. From and including May 15, 2029 to, but excluding May 15, 2034 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 476.5 basis points, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing on August 15, 2029. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

The Company may redeem the Notes at such times and at the redemption prices as provided for in the Indenture.

The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275213) filed by the Company. A copy of the opinion of Luse Gorman, PC relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On May 13, 2024, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

The approvals of the Federal Deposit Insurance Corporation and of the Board of Governors of the Federal Reserve System for the merger (the “Merger Transaction”) between the Company and Lakeland Bancorp, Inc. (“Lakeland”) are subject to certain previously announced conditions and commitments, including that Provident issue at least $200 million of Tier 2 qualifying subordinated debt prior to the closing of the merger. The issuance of the Notes satisfies this condition and commitment and, consequently, the Company and Lakeland expect to close the Merger Transaction on May 15, 2024 after the close of trading, pending satisfaction of the remaining customary closing conditions set forth in the merger agreement between the two companies.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 13, 2024, between Provident Financial Services, Inc. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, May 13, 2024, between Provident Financial Services, Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of 9.00% Fixed-to-Floating Rate Subordinated Notes due 2034 (included in Exhibit 4.2).

5.1	Opinion of Luse Gorman, PC.

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1).

99.1	Press Release dated May 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provident Financial Services, Inc.

By:	/s/ Thomas M. Lyons
Name:	Thomas M. Lyons
Title:	Senior Executive Vice President and Chief Financial Officer

Date: May 13, 2024